UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 19, 2015

Date of Report (date of earliest event reported)

GIGOPTIX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35520	26-2439072
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 Baytech Drive

San Jose, CA 95134

(Address of principal executive offices)

(408) 522-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of GigOptix, Inc.’s (the “Company”) Board of Directors on November 19, 2015 approved for the Company’s principal executive officer, principal financial officer, and its other named executive officers a special one-time bonus for the outstanding work, including completion of recent transactions including the acquisition of GigOptix-Terasquare-Korea (GTK) Co., Ltd., in Seoul, Korea and the Company’s follow-on public offering, and stellar financial performance of the Company over the past several quarters consisting of (i) the grant of new Restricted Stock Units (“RSUs”) as set forth below and (ii) special one-time cash bonuses in accordance with the Company’s normal payroll practices and subject to normal employee tax withholding in the following amounts:

Executive Officer Special One-Time Cash Bonus Table

Executive Officer	Special One-Time Cash Bonus
Dr. Avi Katz	$320,000
Andrea Betti-Berutto	$7,500
Raluca Dinu	$100,000
Darren Ma	$10,000

Executive Officer Special One-Time RSU Grants

RSUs with the award vesting in eight quarterly installments beginning on February 1, 2016 and ending on November 1, 2017:

•	Dr. Avi Katz – 535,000 RSUs

•	Andrea Betti-Berutto – 20,000 RSUs

•	Raluca Dinu – 100,000 RSUs

•	Darren Ma – 15,000 RSUs

The Company will withhold shares of stock subject to the RSUs at the time of vesting for the purposes of satisfying any tax withholding obligations which arise in connection with the vesting of such RSUs issued to the executive officers. The RSU awards are being made using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K as filed with the SEC on March 28, 2012, and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIGOPTIX, INC.

By:	/s/ Dr. Avi Katz
	Name:	Dr. Avi Katz
	Title:	Chief Executive Officer

Date: November 23, 2015